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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              __________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES  EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):   November 14, 2001
                                                       ---------------------


                                   ECOGEN INC.
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             (Exact name of registrant as specified in its charter)


             Delaware                       1-9579               22-2487948
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 (State or Other Jurisdiction of        (Commission           (I.R.S. Employer
  Incorporation or Organization)        File Number          Identification No.

2000 Cabot Boulevard West, Langhorne, Pennsylvania                    19047
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     (Address of Principal Executive Offices)                       (Zip Code)


     Registrant's telephone number, including area code     (215) 757-1590
                                                       -------------------------
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Item 1. Changes in Control of Registrants
        ---------------------------------

     On November 14, 2001, Ecogen Inc. (the "Company) received a notice of conversion from United Equities (Commodities) Company ("United Equities"), the holder of all 32,354 outstanding shares of the Company's 8% Series 1998-C Convertible Preferred Stock, with respect to the conversion of 11,500 of such shares. In connection therewith, the Company issued 25,000,000 shares of its common stock to United Equities. Giving effect to the conversion, United Equities owns 64.7 % of the Company's outstanding common shares. After the conversion, 20,854 shares of the Series 1998-C Convertible Preferred Stock remain outstanding. A partner of United Equities is a member of the Company's Board of Directors. Further, pursuant to the terms of the preferred stock, United Equities has the right to require the Company to appoint two designees to the Company's Board of Directors and the Company must use its reasonable best efforts to cause the election of such designees.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ECOGEN INC.



                               By: /s/ James P. Reilly, Jr.
                                  -------------------------------------------
                                  Name:  James P. Reilly, Jr.
                                  Title: Chairman and Chief Executive Officer



Date: November 28, 2001